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STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                                                                    EXHIBIT 11.1

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
                                                                          Three Months Ended
                                                              ------------------------------------------
                                                                  April 2, 1999      April 3, 1998
                                                              -------------------   ---------------

Weighted average shares outstanding                                 10,480,093         9,306,710
                                                              -------------------   ---------------
Total shares                                                        10,480,093         9,306,710
                                                              -------------------   ---------------

Net Loss                                                      $     (1,303,856)     $ (1,910,238)
                                                              -------------------   ---------------
                                                              -------------------   ---------------

Net Loss per share:               Basic                       $          (0.12)     $      (0.21)
                                                              -------------------   ---------------
                                                              -------------------   ---------------
                                  Diluted                     $          (0.12)     $      (0.21)
                                                              -------------------   ---------------
                                                              -------------------   ---------------
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